As filed with the Securities and Exchange Commission on March 14, 2024.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mobileye Global Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	88-0666433 (I.R.S. Employer Identification Number)
c/o Mobileye B.V.
Har Hotzvim, Shlomo Momo HaLevi Street 1
Jerusalem 9777015, Israel
+972-2-541-7333
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Liz Cohen-Yerushalmi
Chief Legal Officer and General Counsel
c/o Mobileye B.V.
Har Hotzvim, Shlomo Momo HaLevi Street 1
Jerusalem 9777015, Israel
+972-2-541-7333
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Michael Kaplan
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

PROSPECTUS
MOBILEYE GLOBAL INC.
DEBT SECURITIES
CLASS A COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS

We or selling securityholders may, from time to time, offer to sell debt securities, Class A common stock, preferred stock, warrants, depositary shares, purchase contracts or units. Each time we or a selling securityholder sells securities pursuant to this prospectus, where required, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
Our common stock is listed on The Nasdaq Global Select Market® under the symbol “MBLY.”
Investing in our securities involves a high degree of risk. See “Risk Factors” section of our filings with the Securities and Exchange Commission (the “SEC”) and the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 14, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell any combination of the securities described in this prospectus, from time to time.
The types of securities that we or selling securityholders may offer and sell, from time to time, pursuant to this prospectus are:
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debt securities;

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Class A common stock;

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preferred stock;

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warrants;

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depositary shares;

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purchase contracts; and

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units consisting of any of the securities listed above.

Each time we or a selling securityholder sell securities pursuant to this prospectus, we will, if required, describe, in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:
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the type and amount of securities that we or a selling securityholder proposes to sell;

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the initial offering price of the securities;

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the names of any underwriters or agents through or to which we or a selling securityholder will sell the securities;

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any compensation of those underwriters or agents; and

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information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

THE COMPANY
Mobileye is a leader in the development and deployment of advanced driver assistance systems (“ADAS”) and autonomous driving technologies and solutions. We pioneered ADAS technology more than 20 years ago and have continuously expanded the scope of our ADAS offerings, while leading the evolution to autonomous driving solutions.
Our portfolio of solutions is built upon a comprehensive suite of purpose-built software and hardware technologies designed to provide the capabilities needed to make the future of ADAS and autonomous driving a reality. These technologies can be harnessed to deliver mission-critical capabilities at the edge and in the cloud, advancing the safety of road users, and revolutionizing the driving experience and the movement of people and goods globally.
Mobileye was founded in Israel in 1999. Our co-founder, Professor Amnon Shashua, is our President and Chief Executive Officer. Our principal executive offices are located at Har Hotzvim, Shlomo Momo HaLevi Street 1, Jerusalem 9777015, Israel, and our phone number is +972-2-541-7333. Our website address is www.mobileye.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.
The Mobileye name, our logo, and other trademarks appearing or incorporated by reference in this prospectus, including, among others, EyeQ™, EyeQ Ultra™, EyeQ Kit™, Road Experience Management™, REM™, True Redundancy™, Mobileye Chauffeur™, Mobileye Drive™, Mobileye SuperVision™, and Moovit, are the property of Mobileye. Trade names, trademarks, and service marks of other companies appearing or incorporated by reference in this prospectus are the property of their respective holders.
When used in this prospectus, the terms “the Company,” “Mobileye,” “issuer,” “we,” “our,” and “us” refer to Mobileye Global Inc. and its consolidated subsidiaries, unless otherwise specified.
USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws. Mobileye and its representatives may also, from time to time, make certain forward-looking statements in publicly released materials, both written and oral, including statements contained in filings with the SEC, press releases, and our reports to stockholders. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “may,” “anticipate,” “estimate” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, pricing, sales and earnings per share growth, and cash flows) and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address our future operating performance or events or developments that we expect or anticipate will occur in the future are forward-looking statements.
Forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events, developments and operating performance, and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.
Forward-looking statements contained in this prospectus or the documents incorporated by reference herein may include, but are not limited to, statements about:
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future business, social and environmental performance, goals and measures;

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our anticipated growth prospects and trends in markets and industries relevant to our business;

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business and investment plans;

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expectations about our ability to maintain or enhance our leadership position in the markets in which we participate;

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future consumer demand and behavior, including expectations about excess inventory utilization by customers;

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future products and technology, and the expected availability and benefits of such products and technology;

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development of regulatory frameworks for current and future technology;

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projected cost and pricing trends;

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future production capacity and product supply;

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potential future benefits and competitive advantages associated with our technologies and architecture and the data we have accumulated;

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the future purchase, use and availability of products, components and services supplied by third parties, including third-party IP and manufacturing services;

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uncertain events or assumptions, including statements relating to our estimated vehicle production and market opportunity, potential production volumes associated with design wins and other characterizations of future events or circumstances;

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effects of the COVID-19 pandemic and responses to future pandemics;

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availability, uses, sufficiency and cost of capital and capital resources, including expected returns to stockholders such as dividends, and the expected timing of future dividends;

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tax- and accounting-related expectations;

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adverse conditions in Israel, including in connection with Israeli military operations in response to the October 7, 2023 terrorist attacks, which may affect our operations and may limit our ability to produce and sell our solutions;

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any disruption in our operations by the obligations of our personnel to perform military service as a result of current or future military actions involving Israel; and

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other statements described herein under the section entitled “Risk Factors” and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The risk factors in our most recent Annual Report on Form 10-K incorporated by reference herein, and any updates to those risk factors in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could cause our results to differ materially from those expressed in the forward-looking statements made in this prospectus or the documents incorporated by reference herein. There also may be other risks that are currently unknown to us or that we are unable to predict at this time.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing or incorporated by reference herein, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities under a prospectus supplement may differ from the terms described below.
We may issue senior debt securities under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement (the “senior debt indenture”). We will issue subordinated debt securities under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement (the “subordinated debt indenture” and, together with the senior debt indenture, the “indentures” and each individually, an “indenture”).
The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The senior indenture and the subordinated indenture are substantially identical, except for the provisions relating to subordination and covenants. See “— Subordinated Debt.”
We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:
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classification as senior or subordinated debt securities;

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ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

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the designation, aggregate principal amount and authorized denominations;

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the maturity date;

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the interest rate, if any, and the method for calculating the interest rate;

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the interest payment dates and the record dates for the interest payments;

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any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertability provisions;

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the place where we will pay principal and interest;

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if other than denominations of $2,000 or higher integral multiples of $1,000, the denominations the debt securities will be issued in;

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whether the debt securities will be issued in the form of global securities or certificates;

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additional provisions, if any, relating to the defeasance of the debt securities;

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the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

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any United States federal income tax consequences;

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the dates on which premium, if any, will be paid;

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our right, if any, to defer payment interest and the maximum length of this deferral period;

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any listing on a securities exchange;

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the initial offering price; and

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other specific terms, including any additional events of default or covenants.

Senior Debt
We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt.
Subordinated Debt
We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our “senior indebtedness”. The specific subordination terms will be set forth in a supplemental indenture to the subordinated indenture and described in the prospectus supplement for the relevant series of debt.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, as amended and restated, each of which is an exhibit to the Annual Report on Form 10-K which is incorporated by reference into this prospectus.
Our authorized capital stock consists of 5,530,000,000 shares of capital stock, par value $0.01 per share, of which:
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4,000,000,000 shares are designated as Class A common stock;

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1,500,000,000 shares are designated as Class B common stock; and

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30,000,000 shares are designated as preferred stock.

Under our amended and restated certificate of incorporation, we are authorized to issue up to 5,500,000,000 shares of common stock, including 4,000,000,000 shares of our Class A common stock and 1,500,000,000 shares of our Class B common stock.
Common Stock
We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting, transfer, and conversion rights.
Voting Rights
Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders. The holders of our Class A common stock and the holders of our Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our amended and restated certificate of incorporation. Delaware law could require either holders of our Class A common stock or holders of our Class B common stock to vote separately in the following circumstances:
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if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

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if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Our amended and restated certificate of incorporation provides that stockholders are not entitled to cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.
The holders of one-third of the voting power of our capital stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business.
Conversion
Each share of our Class B common stock is convertible into one share of Class A common stock at the option of the holder, provided that if our Class B common stock is distributed to security holders of Intel

Corporation (together with its subsidiaries, “Intel”) in a transaction (including any distribution in exchange for shares of Intel’s or its successor-in-interest’s common stock or other securities) intended to qualify as a distribution under Section 355 of the Code, or any corresponding provision of any successor statute, shares of our Class B common stock will no longer be convertible into shares of Class A common stock at the option of the holder. Prior to any such distribution, all shares of Class B common stock will automatically be converted into shares of Class A common stock upon the transfer of such shares of Class B common stock by Intel other than to any of Intel’s successors. If such a distribution has not occurred, each share of Class B common stock will also automatically convert at such time as the number of shares of Class B common stock owned by Intel or its successor-in-interest falls below 20% of the outstanding shares of our common stock. Following any such distribution, we may submit to our stockholders a proposal to convert all outstanding shares of our Class B common stock into shares of our Class A common stock, provided that we have received a favorable private letter ruling from the Internal Revenue Service satisfactory to Intel to the effect that the conversion will not affect the intended tax treatment of the distribution. In a meeting of our stockholders called for this purpose, the holders of our Class A common stock and our Class B common stock are entitled to one vote per share and, subject to applicable law, will vote together as a single class and neither class of common stock is entitled to a separate class vote. All conversions will be effected on a share-for-share basis.
Dividends
Holders of our common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Liquidation, Dissolution and Winding Up
Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock are entitled to receive pro rata our remaining assets available for distribution.
Rights and Preferences
Except for the conversion provisions with respect to our Class B common stock described above, holders of our common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The common stock will not be subject to further calls or assessment by us. All shares of our outstanding common stock are fully paid and non-assessable. The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may issue in the future.
Approval Rights of Holders of Class B Common Stock
In addition to any other vote required by law or by our amended and restated certificate of incorporation, until the first date on which Intel ceases to beneficially own 20% or more of the outstanding shares of our common stock, the prior affirmative vote or written consent of Intel as the holder of the Class B common stock is required in order to authorize us to:
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adopt or implement any stockholder rights plan or similar takeover defense measure;

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consolidate or merge with or into any other entity;

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permit any of our subsidiaries to consolidate or merge with or into any other entity, with certain exceptions;

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acquire the stock or assets of another entity for consideration in excess of $250,000,000 other than transactions in which we and one or more of our wholly owned subsidiaries are the only parties;

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issue any stock or other equity securities except to our subsidiaries or pursuant to our employee benefit plans limited to a share reserve of 5% of the outstanding number of shares of our common stock on the immediately preceding December 31;

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make or commit to make any individual or series of related capital or other expenditures in excess of $250,000,000;

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create, incur, assume or permit to exist any indebtedness or guarantee any indebtedness in excess of $250,000,000;

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make any loan to or purchase any debt securities of any person in excess of $250,000,000;

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redeem, purchase or otherwise acquire or retire for value any equity securities of the company except repurchases from employees, officers, directors or other service providers upon termination of employment or through the exercise of any right of first refusal;

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take any actions to dissolve, liquidate, or wind-up our company;

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declare dividends on our stock; and

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amend, terminate or adopt any provision inconsistent with our amended and restated certificate of incorporation or amended and restated bylaws.

Anti-Takeover Provisions
Section 203 of the DGCL
Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. Under our amended and restated certificate of incorporation, we explicitly opt out of these provisions for so long as Intel owns at least 15% of the combined voting power of our common stock. If Intel owns less than 15% of the combined voting power of our common stock, we will be subject to Section 203 of the DGCL and, as a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Certificate of Incorporation and Bylaws
The below are provisions included in our amended and restated certificate of incorporation and our amended and restated bylaws that could deter hostile takeovers or delay or prevent changes in control of our management team.
Dual class stock
Our amended and restated certificate of incorporation provides for a dual class common stock structure, which provides Intel with the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of significant corporate transactions.
Board of director vacancies
Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats, provided that vacancies on our board of directors caused by an action of stockholders may only be filled by a vote of the stockholders until Intel’s holdings in our stock are reduced so that it no longer maintains a majority of the combined voting power of our common stock. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
Classified board of directors and removal of directors
Our amended and restated certificate of incorporation provides that, beginning at the first annual meeting of stockholders following any such time that Intel’s holdings in our stock no longer represent at least 20% of the aggregate number of shares of our outstanding common stock, our board of directors will be classified into three classes of directors with staggered three-year terms, so that only one class of directors is elected each year. Our amended and restated certificate of incorporation also provides that, beginning at the first annual meeting of stockholders following any such time that Intel’s holdings in our stock no longer represent at least 20% of the aggregate number of shares of our outstanding common stock, directors will only be able to be removed from office for cause.
Stockholder action and special meetings of the stockholders
Our amended and restated certificate of incorporation provides that, for so long as Intel holds a majority of the combined voting power of our common stock, any action required or permitted to be taken by our stockholders at a duly called annual or special meeting of our stockholders may be effected by consent in writing by the holders of our outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If Intel holds less than a majority of the combined voting power of our common stock, any action required or permitted to be taken by our stockholders will have to be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by our stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws further provides that special meetings of our stockholders may be called only by our secretary upon written request by a majority of our board of directors, the chairperson of our board of directors, or our chief executive officer, thus prohibiting stockholders from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
Advance notice requirements for stockholder proposals and director nominations
Our amended and restated bylaws provides advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Amendment of Bylaws
Our amended and restated certificate of incorporation provides that our amended and restated bylaws may be altered, amended, or repealed by (i) our board of directors (without the need for consent by our stockholders) and (ii) our stockholders (without the need for consent by our board of directors).
Choice of forum
Our amended and restated certificate of incorporation, to the fullest extent permitted by law, provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of us, (2) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any of our current or former directors, officers, stockholders, employees or agents to us or our stockholders, (3) any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents arising out of or relating to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or (4) any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents governed by the internal affairs doctrine of the State of Delaware. As described below, this provision will not apply to suits brought to enforce any duty or liability created by the Securities Act of 1933, as amended (the “Securities Act), or Securities Exchange Act of 1934, as amended (the “Exchange Act”), or rules and regulations thereunder. Our amended and restated certificate of incorporation provides that the federal district courts of the U.S. will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Our amended and restated certificate of incorporation provides that neither the exclusive forum provision nor our federal forum provision applies to suits brought to enforce any duty or liability created by the Exchange Act.
Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and to have consented to the foregoing provision; provided, however, that stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The forum selection clause in our amended and restated certificate of incorporation may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in our amended and restated certificate of incorporation may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such lawsuits against us and our directors, officers, employees, and agents even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.
Limitations on Liability and Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties,

subject to certain exceptions. Our amended and restated certificate of incorporation contains a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, respectively, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of such provision is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior.
However, exculpation does not apply to any director if the director has breached the duty of loyalty to the corporation and its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, or redemptions or derived an improper benefit from his, her or their actions as a director.
Our amended and restated bylaws provides that we must generally indemnify, and advance expenses to, our directors and officers appointed by our board of directors to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, employees, and agents for some liabilities.
We have entered into separate indemnification agreements with each of our directors and executive officers pursuant to which we agreed to indemnify them to the fullest extent permitted by Delaware law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Provisions of Our Amended and Restated Certificate of Incorporation Relating to Related Person Transactions and Corporate Opportunities
In anticipation that we and Intel may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by us through our continued contractual, corporate, and business relations with Intel (including service of officers and/or directors of Intel as officers and/or directors of our company), certain provisions of our amended and restated certificate of incorporation described below will regulate and define the conduct of certain affairs of our company as they may involve Intel and its officers and directors, and the powers, rights, duties, and liabilities of our company and our officers, directors, and stockholders in connection with such affairs.
Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, so long as the material facts as to a contract, agreement, arrangement, or transaction between us and Intel are disclosed or are known to our board of directors or the committee thereof that authorizes such contract, agreement, arrangement, or transaction, and our board of directors or such committee in good faith authorizes such contract, agreement, arrangement, or transaction by the affirmative vote of a majority of the disinterested directors, even if less than a quorum, no such contract, agreement, arrangement, or transaction will be void or voidable solely for the reason that Intel is a party thereto, and Intel:
•
will be deemed to have fully satisfied and fulfilled any duties to us and our stockholders with respect to such contract, agreement, arrangement, or transaction;

•
will not be liable to us or our stockholders for any breach of fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement, or transaction;

•
will be deemed to have acted in good faith and in a manner it reasonably believed to be in and not opposed to the best interests of our company; and

•
will be deemed not to have breached any duties of loyalty to us or our stockholders and not to have received an improper personal gain from such contract, agreement, arrangement, or transaction.

Our amended and restated certificate of incorporation further provides that, until the later of (i) first date on which Intel ceases to beneficially own 20% or more of the outstanding shares of our common stock and (ii) the date upon which none of our officers and/or directors are also officers and/or directors of Intel, Intel shall have the right to, and shall have no duty not to, engage in the same or similar business activities or lines of business as we do, do business with any of our clients or customers, and employ or otherwise engage any of our officers or employees. We will renounce any interest or expectancy in any such activities and will not be deemed to have an interest or expectancy in any such activities merely because we engage in the same or similar activities or otherwise. To the fullest extent permitted by applicable law, and except as provided in the following paragraph, neither Intel nor any of its officers or directors will be liable to us or our stockholders for breach of any fiduciary duty by reason of any such activities of Intel or of such person’s participation in such activities. Moreover, except as provided in the following paragraph, in the event that Intel acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Intel and us, Intel will not have any duty to communicate or present it to us, and Intel shall not be liable to us or our stockholders for breach of any fiduciary duty as our stockholder by reason of the fact that it pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to us.
Our amended and restated certificate of incorporation also provides that, until the later of (i) first date on which Intel ceases to beneficially own 20% or more of the outstanding shares of our common stock and (ii) the date upon which none of our officers and/or directors are also officers and/or directors of Intel, to the fullest extent permitted by applicable law, in the event that our director or officer who is also a director or officer of Intel acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Intel and which may be properly pursued by us, such director or officer will be deemed to have fully satisfied and fulfilled such person’s fiduciary duty to us and our stockholders with respect to such corporate opportunity, will not be liable to us or our stockholders for any breach of fiduciary duty because Intel pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or entity or does not present such corporate opportunity to us, will be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to our best interests, and will be deemed not to have breached such person’s duty of loyalty to us or our stockholders or to have received an improper personal gain therefrom; provided that such director or officer acts in good faith in a manner consistent with the following policy:
•
where a corporate opportunity is offered to a person who is our director and/or officer and who is also a director and/or officer of Intel, we shall be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as our director and/or officer, as applicable; and

•
if our officer and/or director, who also serves as an officer and/or director of Intel, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Intel in any manner not addressed by the foregoing bullet point, such officer or director shall have no duty to communicate or present such corporate opportunity to us and shall to the fullest extent permitted by law not be liable to us or our stockholders for breach of fiduciary duty as our officer or director by reason of the fact that Intel pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to us.

Listing
Our Class A common stock is listed on Nasdaq under the symbol “MBLY”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.. The transfer agent and registrar’s address is 150 Royall Street, Canton, MA 02021.
Preferred Stock
Under our amended and restated certificate of incorporation, we are authorized to issue up to 30,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, and our board of directors is expressly authorized to (1) fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (2) specify the number of shares of any series of preferred stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action.
When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our amended and restated certificate of incorporation.
The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts or units that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:
•
through agents;

•
to or through underwriters;

•
through broker-dealers (acting as agent or principal);

•
directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•
through a combination of any such methods of sale; or

•
through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on The Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
Each series of securities will be a new issue of securities and will have no established trading market other than the shares of Class A common stock, which are listed on The Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the shares of Class A common stock, may or may not be listed on a national securities exchange.
LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Davis Polk & Wardwell LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2023 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Kesselman & Kesselman (“PwC”) completed an independence assessment to evaluate the services and relationships with the Company and its affiliates that may bear on PwC’s independence under the SEC and the PCAOB independence rules for the audit periods commencing December 30, 2018 through December 30, 2023. As described below, services and relationships were found to exist at controlled subsidiaries of the Company’s indirect parent, Intel Corporation and/or benefitting an upstream affiliate of the Company, within the audit period which are not in accordance with the independence standards of Regulation S-X and the PCAOB.
Prior to December 30, 2018 and through January 2022, certain member firms of PricewaterhouseCoopers International Limited (“PwC member firms”) performed certain payroll and human resource administrative services inconsistent with Rule 2-01 of Regulation S-X, which included records administration, employee registration with local authorities, statistical reporting and signing and stamping declarations on behalf of Intel Corporation, transmission of payroll information to banks and to third party service providers for actual payment, data storage of employee data, as well as manually and/or electronically distributing pay stubs to employees of Intel Corporation.
From July 2020 through December 2021, a PwC member firm provided services pursuant to a contingent fee arrangement.
From June 2021 through January 2022, certain PwC member firms provided non-audit services for which certain activities inconsistent with Rule 2-01 of Regulation S-X were performed, which were hosting applications, filing a document with a non-taxing authority and making a payment on behalf of an affiliate.
Certain professionals of PwC member firms who are covered persons with respect to the audit of the Company under PCAOB standards hold shares in Intel Corporation. Ownership of shares in Intel Corporation is prohibited under the SEC and PCAOB independence rules for covered persons. The shares, where allowed under federal law, were disposed of promptly upon notification of these matters and were not material to the respective professionals’ net worth.
PwC provided an overview to our Board of Directors, the Audit Committee and Executive Management team of the facts and circumstances surrounding the services and relationships, including the entities involved, the nature of the services and relationships, the period over which the services and relationships existed, and the fees earned by the PwC network firms. Additionally, the services, relationships and fees are not significant to the PwC network firms, do not place PwC in a position of auditing its own work, do not result in PwC acting as management or an employee of the Company and do not place PwC in a position of being an advocate for the Company. Considering the facts presented, our Board of Directors, the Audit Committee, Executive Management team and PwC have concluded (1) that the services and relationships do not and would not impair PwC’s application of objective and impartial judgment on any matter encompassed within PwC’s audits of our financial statements as of December 30, 2023 and December 31, 2022 and for the years ended December 30, 2023, December 31, 2022 and December 25, 2021 and (2) no reasonable investor would conclude otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and information statements and amendments to reports filed or furnished pursuant to the Exchange Act, with the SEC. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. WE TAKE NO RESPONSIBILITY AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. You should not assume that the information provided in this prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Mobileye SEC Filings (File No. 000-41541)	Period
Annual Report on Form 10-K	Year ended December 30, 2023
Current Report on Form 8-K	Filed on March 7, 2024 (only with respect to information filed under Item 5.02 of Form 8-K)

The description of securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 30, 2023, including any amendments or reports filed for the purposes of updating such description
Filed on February 23, 2024 as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 30, 2023
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the applicable securities under this prospectus. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We will only incorporate certain portions of our annual proxy statement for our 2024 annual meeting of stockholders as specified in our Annual Report on Form 10-K and are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.
You may obtain copies of any of these filings through Mobileye as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:
Mobileye Global Inc.
c/o Mobileye B.V.
Har Hotzvim, Shlomo Momo HaLevi Street 1
Jerusalem 9777015, Israel
Attn: Corporate Secretary
+972-2-541-7333
www.Mobileye.com
THE INFORMATION CONTAINED ON OR ACCESSIBLE THROUGH OUR WEBSITE IS NOT INCORPORATED BY REFERENCE HEREIN AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.
SEC Registration fee	*
Legal fees and expenses	(1)
Fees and expenses of qualification under state securities laws (including legal fees)	(1)
Accounting fees and expenses	(1)
FINRA filing fee	$225,000
Printing fees	(1)
Rating agency fees	(1)
Trustee’s fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

*
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.
Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation provides for indemnification by the Registrant of members of its board of directors, members of committees of its board of directors and of other committees of the Registrant, and its executive officers, and allows the Registrant to provide indemnification for its other officers and its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, in each case to the maximum extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.

The Registrant has also entered into separate indemnification agreements with each of its directors and officers which are in addition to the Registrant’s indemnification obligations under its certificate of incorporation. These indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers against expenses and liabilities that may arise by reason of their status as directors and officers, subject to certain exceptions. These indemnification agreements may also require the Registrant to advance any expenses incurred by its directors and officers as a result of any proceeding against them as to which they could be indemnified and to obtain and maintain directors’ and officers’ insurance.
The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
Item 16.
Exhibits.

The following exhibits are filed as part of this registration statement.
Exhibit Number	Description
1.1**	Form of Underwriting Agreement
3.1*	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on October 28, 2022)
3.2*	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on October 28, 2022)
4.1*	Form of Senior Notes Indenture
4.2*	Form of Subordinated Indenture
4.3*	Form of Senior Note (included in Exhibit 4.1)
4.4*	Form of Subordinated Note (included in Exhibit 4.2)
4.5*	Master Transaction Agreement between the Registrant and Intel Corporation, dated as of October 25, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-K filed on March 9, 2023)
5.1*	Legal opinion of Davis Polk & Wardwell LLP regarding the legality of the securities being registered under this registration statement
23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.2*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, Independent Registered Public Accounting Firm
25.1***	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee for senior debt securities
25.2***	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee for subordinated debt securities
24*	Powers of Attorney (Included on Page II-6 as part of the signature pages hereto)
107*	Filing Fee Table

*
Filed herewith

**
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

***
To be filed on a Form T-1 and incorporated herein by reference, if applicable.

Item 17.
Undertakings.

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel, on this 14th day of March, 2024.
MOBILEYE GLOBAL INC.
By:
/s/ Professor Amnon Shashua

Name:
Professor Amnon Shashua

Title:
Chief Executive Officer, President and
Director (Principal Executive Officer)

POWERS OF ATTORNEY
KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Professor Amnon Shashua, Liz Cohen-Yerushalmi and Moran Shemesh Rojansky, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
/s/ Professor Amnon Shashua Professor Amnon Shashua Chief Executive Officer, President and Director (Principal Executive Officer) Date: March 14, 2024	/s/ Moran Shemesh Rojansky Moran Shemesh Rojansky Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) Date: March 14, 2024
/s/ Patrick P. Gelsinger Patrick P. Gelsinger Chair of the Board of Directors Date: March 14, 2024
/s/ Eyal Desheh Eyal Desheh Director Date: March 14, 2024	/s/ Jon M. Huntsman, Jr. Jon M. Huntsman, Jr. Director Date: March 14, 2024
/s/ Claire C. McCaskill Claire C. McCaskill Director Date: March 14, 2024	/s/ Christine Pambianchi Christine Pambianchi Director Date: March 14, 2024
/s/ Frank D. Yeary Frank D. Yeary Director Date: March 14, 2024	/s/ Saf Yeboah-Amankwah Saf Yeboah-Amankwah Director Date: March 14, 2024